Exhibit 10.23

JOURNEY MEDICAL CORPORATION

DEFERRED COMPENSATION PLAN

The Board of Directors (the “Board”) of Journey Medical Corporation (the “Company”) has established this Deferred Compensation Plan (the “Plan”) to allow eligible non-employee directors the opportunity to defer all or a portion of their fees or compensation and to allow selected executive employees the opportunity to defer all or a portion of their annual bonus and equity compensation, all in compliance with the terms of the Plan and applicable law.

It is the intent of the Company that this Plan will at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for tax purposes and for purposes of Employee Retirement Income Security Act of 1974, as amended (“ERISA”). With respect to Executive Participants (as defined below), the Plan is maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees (often referred to as a “top-hat plan”). This document serves as both the plan document and the Summary Plan Description for the Plan for all purposes under ERISA.

I.ELIGIBILITY

All non-employee members of the Board (each a “Director Participant”) will be eligible to participate in this Plan. In addition, select executive-level employees designated by the Plan Administrator (each an “Executive Participant,” and together with the Director Participants, the “Participants”) will also be eligible to participate in this Plan.

II.DIRECTOR PARTICIPANTS

A.Election To Defer Compensation: Each Director Participant may participate in this Plan by submitting a written election, in the form attached hereto as Exhibit A, to the Company notifying the Company as to the percentage or dollar amount of fees and compensation (as described in Section II.B. below) that is to be deferred. The election must be made before the December 31 preceding the year to which the election relates, except that for the first year in which a given Director Participant is eligible to participate under the Plan, such Participant must make his or her election within 30 days after the date he or she becomes eligible to participate, and in such case, the election will only apply to compensation paid for services performed after the election, which amount will be determined pro rata based on the ratio of the number of days remaining in the applicable year after the election over the total number of days in the year. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing, and shall be effective for calendar years following the year in which the modification or revocation is made.

B.Fees Eligible for Deferral: For Director Participants, the fees eligible to be deferred under this Plan shall be the amounts paid to a Director Participant for such Director Participant’s services, including but not limited to annual fees, meeting fees, and committee fees, including both cash and equity in the form of restricted stock units. Director Participants may elect to defer up to 100% of such fees and compensation including restricted stock units. The deferred fees covered under this Plan shall be credited to the Director Participant’s Account (as described in Section IV below).

III.EXECUTIVE PARTICIPANTS

A.Election To Defer Compensation: Each Executive Participant may participate in this Plan by submitting a written election, in the form attached hereto as Exhibit B, to the Company notifying the Company as to the percentage or dollar amount of compensation (as described in Section III.B. below) that is to be deferred. The election must be made before the December 31 preceding the year to which the election relates, except that for the first year in which a given Executive Participant is eligible to participate under the Plan, such Participant must make his or her election within 30 days after the date he or she becomes eligible to participate, and in such case, the election will only apply to compensation paid for services performed after the election, which amount will be determined pro rata based on the ratio of the number of days remaining in the applicable year after the election over the total number of days in the year. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing, and shall be effective for calendar years following the year in which the modification or revocation is made.

B.Compensation Eligible for Deferral: For Executive Participants, the compensation which may be deferred under this this Plan shall be any annual bonus payable to an Executive Participant and equity compensation in the form of restricted stock units. Executive Participants may elect to defer up to 100% of such bonus compensation and restricted stock units. The deferred compensation covered under this Plan shall be credited to the Executive Participant’s Account (as described in Section IV below).

IV.DEFERRED COMPENSATION ACCOUNTS

A.Establishment and Crediting of Accounts: The Company will establish an unfunded bookkeeping account for each Participant, to which amounts deferred pursuant to this Plan will be credited (each an “Account”). At all times, each Participant will be 100% vested in the Participant’s Account.

B.Unfunded Plan: The Company’s obligation to pay benefits under this Plan is an unfunded and unsecured contractual obligation. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan. The Plan at all times shall be entirely unfunded as such term is defined for purposes of ERISA. The Plan Administrator may, in its sole discretion at any time, make provision for segregating assets of the Company for payment of any benefits hereunder by establishing a trust to hold such assets. All assets which the Company may acquire to help cover its financial liabilities, whether or not held in trust, are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not create in favor of any Participant, any beneficial ownership interest in any asset of the Company. All rights of ownership in any assets are and remain in the Company. The rights of the Participants, or any other person claiming through a Participant, will be solely those of an unsecured general creditor of the Company. The Company’s liability for payment of benefits shall be determined only under the provisions of this Plan as it may be amended from time to time.

C.Deemed Investment of Participants’ Deferred Compensation: The amount of any cash compensation deferred by a Participant will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such cash compensation would otherwise have been paid, and credited to the Account maintained in each Participant’s name.

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

Deferred restricted stock unit grants are converted on a share-for-share basis on the date such restricted stock units would otherwise have been settled and also credited to the Participant’s Account. In the event of any dividends declared on Company common stock, each Account will be credited with additional stock units based on the number of units held in the Account and the applicable market value, upon the payment date for any such dividends.

V.PAYMENT OF DEFERRED COMPENSATION ACCOUNTS

A.Distribution Date: As used in this Plan, the term “Distribution Date” means, with respect to each Participant, the tenth business day of January of the year following the year in which the Participant had a “separation from service” within the meaning of Section 409A and determined applying Treasury Regulation Section 1.409A-1(h), including the default presumptions thereunder. Notwithstanding the foregoing, a Participant may, in his or her election form, specify a fixed date in the future which will serve as the Distribution Date for all amounts deferred pursuant to such election form.

B.Payment of Participants’ Deferred Compensation: Except as provided in Sections VI.B. and VII.B. below, on each Participant’s Distribution Date, the amount accumulated in such Participant’s Account will be distributed to the Participant in a lump sum payment in the form of shares of common stock equal to the number of whole stock units in the Account and cash in lieu of any fractional shares.

C.Option to Delay Payment: A Participant may make an election to re-defer all or a portion of the amounts in their Account until a later Distribution Date by submitting a written notice to the Plan Administrator (a “Re-Deferral Election”), provided that each of the following requirements is met:

(i)The Re-Deferral Election is made at least 12 months before the original Distribution Date;

(ii)The Distribution Date for the re-deferred amounts is at least five years later than the original Distribution Date; and

(iii)The Re-Deferral Election will not take effect until the date that is 12 months and one day after the Re-Deferral Election is made.

VI.DEATH OF A PARTICIPANT

A.Designation of Beneficiary: A Participant may designate one or more death beneficiaries (each a “Beneficiary”) by submitting a Beneficiary designation on a form provided by the Company, which will initially be in the form attached hereto as Exhibit C. A Beneficiary designation will be effective only when a signed and dated Beneficiary designation form has been filed with the Company. The Participant’s Beneficiary designation will be deemed automatically revoked if all named Beneficiaries predecease the Participant. Similarly, if a participant names his/her spouse as a Beneficiary, such designation will be automatically revoked if the marriage is subsequently dissolved. A Participant may change his/her Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary designation form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon acceptance by the Plan Administrator of a new Beneficiary designation form, all Beneficiary designations previously filed will be cancelled. The Company will be entitled to rely on the last Beneficiary designation form filed by a Participant and accepted by the Company before a Participant’s death.

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

B.Accelerated Payment upon Death of a Participant: Notwithstanding the provisions of Section V.B. above, if a Participant dies while a balance in such Participant’s Account remains unpaid, the Participant’s Account balance as of the date of death shall be paid in a lump sum within 30 days after the Participant’s death, in the form of shares of common stock equal to the number of whole stock units in the account as of such date, plus cash in lieu of any fractional shares, to the Participant’s Beneficiary or Beneficiaries. If a Participant is not survived by any Beneficiary or if no Beneficiary has been designated, the Company will distribute the Participant’s Account balance to the duly qualified executor or administrator of the Participant’s estate.

VII.CHANGE IN CONTROL

A.Change in Control Defined: For purposes of this Plan, the term “Change in Control” means the occurrence of any of the following events:

(i)one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(ii)the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii)the sale, transfer, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, transfer, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing, a Change in Control will not have occurred unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, determined in accordance with Treasury Regulation Section 1.409A-3(i)(5) without giving effect to any elective provisions that may be available under such definition.

B.Effect of a Change in Control: In the event of a Change in Control, each Participants’ Account balance will be paid in the same form or forms of consideration payable by the purchaser for the assets or ownership interests of the Company in the Change in Control, within five business days after the closing of the Change in Control, in an amount equal to the result of multiplying the deferred

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

stock units credited to the Participant’s Account by the fair market value of one share of common stock on the date of the Change in Control.

VIII.SECTION 409A

A.Generally: All benefits or payments provided by the Company to a Participant pursuant to this Plan are intended to comply with, or be exempt from, the application of Section 409A of the Internal Revenue Code of 1986, the regulations and other guidance thereunder, and any state law of similar effect (collectively, “Section 409A”), and the Plan will be construed and applied, to the greatest extent possible, in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If the Plan Administrator reasonably determines that any provision of this Plan would subject a Participant to additional tax or interest under Section 409A, then the Plan Administrator is authorized to amend this Plan so as to avoid the imposition of additional tax pursuant to Section 409A, while maintaining to the maximum extent practicable the original intent of the applicable provision without requiring the Company to incur any additional compensation expense as a result of the reformed provision. Notwithstanding anything above, in no event will the Company be liable for any additional tax, interest, or penalties that may be imposed on a Participant pursuant to Section 409A or any damages for failing to comply with Section 409A.

B.Separate Payments: If any payments that are required by the Plan are to be paid in a series of installment payments, each individual payment in the series shall be considered a separate payment for purposes of Section 409A.

C.Delayed Payments in Certain Cases: If any payment provided to a Participant pursuant to this Plan that constitutes “nonqualified deferred compensation” within the meaning of Section 409A is considered to be paid on account of “separation from service” within the meaning of Section 409A, and such Participant is a “specified employee” within the meaning of Section 409A, then no payments of any of such amount shall made until the date that is six months plus one day after such Participant’s separation from Service (the “New Payment Date”). The aggregate of any such payments that would have otherwise been paid during the period between the Participant’s separation from service and the New Payment Date shall be paid to the Participant in a lump sum on the New Payment Date.

D.Separation from Service: Except in connection with a Change in Control as described above, no payment shall be made from this Plan to a Participant unless the Participant has had a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

IX.MISCELLANEOUS

A.Tax Withholding: The Company will have the right to withhold from any payment due under the Plan such federal, state and local taxes as the Company determines are required to be withheld pursuant to applicable law. As a condition to receipt of any payment under this Plan, each Participant must make arrangements with the Company, to the extent necessary, to satisfy any such withholding obligation.

B.Rights not Assignable: Except as provided in Section VI regarding the designation of one or more Beneficiaries, no Participant may anticipate, alienate, sell, assign, pledge, or encumber any right or benefit provided pursuant to this Plan, and any attempt to anticipate, alienate, sell, assign, pledge, or encumber the same will be void.

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

C.Amendment or Revocation: The Plan may be amended or terminated at any time by the Board, provided, however, that no such amendment or termination may adversely alter or impair the rights of a Participant hereunder without his or her consent.

D.Gender: Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

E.Effect on Other Company Benefit Plans: Nothing contained in this Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Company’s existing or future compensation structure.

F.Headings: Headings and subheadings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

G.Partial Invalidity: If any term, provision, covenant, or condition of this Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Plan shall remain in full force and effect notwithstanding such partial invalidity.

H.Continued Service: Neither this Plan nor the payments of any benefits thereunder shall be construed as giving to any Participant any right to continued service with the Company, whether as director, employee, or otherwise.

I.Applicable Law: The Plan is governed by ERISA. To the extent that ERISA (or other federal law) relies upon state law for certain rules or guidance, the Plan will be interpreted according to the laws of the State of Delaware.

X.PLAN ADMINISTRATION

A.Plan Administrator: The Plan will be administered by the Board (the “Plan Administrator”). The Plan Administrator will be responsible for the management and administration of this Plan. Without limiting the foregoing, the Plan Administrator will have full authority and discretion to:

(i)construe and interpret the Plan and apply its provisions;

(ii)promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

(iii)authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)delegate to others certain aspects of the management and operation responsibilities of this Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals;

(v)select, subject to the limitations set forth in the Plan, those employees who will be Executive Participants;

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

(vi)interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to the Plan; and

(vii)exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

B.Plan Administrator Decisions: The Plan Administrator’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. The Plan Administrator or its designee may seek expert advice regarding the Plan as it deems reasonably necessary with respect to the Plan. The Plan Administrator will be entitled to rely upon the information and advice furnished by such persons and experts, unless he or she actually knows such information and advice to be inaccurate or unlawful. Subject to Section XI below, all decisions made by the Plan Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

XI.CLAIMS AND APPEALS

A.In General: Generally, a Participant will not need to make a claim in order to receive benefits under the Plan. If a Participant believes that he or she is entitled to benefits under this Plan and has not received them, the Participant (or his/her authorized representative) may file a claim for benefits by writing to the Plan Administrator at the following address: 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258. Such letter must state the reason why the Participant believes that he or she is entitled to benefits, and must be received no later than 90 days after such payment was due.

B.Initial Claim Determination: Initial claims will be determined by the Plan Administrator or its designee. If the Participant’s claim is denied, in whole or in part, the Participant will receive a written response within 90 days. This response will include (i) the reason(s) for the denial, (ii) reference(s) to the specific plan provisions on which denial is based, (iii) a description of any additional information necessary to perfect the claim and an explanation of why it is needed, (iv) a description of the Plan’s claims and appeals procedures and the time limits that apply, and (v) a statement of the Participant’s right to bring suit under Section 502(a) of ERISA following the denial of an appeal. In some cases more than 90 days may be needed to make a decision, in which case the Participant will be notified prior to the expiration of the 90 days that more time is needed to review the claim and the date by which the Plan expects to render the decision. In no event will the extension be for more than an additional 90 days.

C.Appeals: A Participant (or his/her authorized representative) may appeal a denied claim by filing an appeal with the Plan Administrator within 60 days after the claim is denied. Any appeal must be sent to the Plan Administrator at the following address: 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258. As part of the appeal process the Participant will be given the opportunity to submit written comments and information and be provided, upon request and free of charge, with copies of documents and other information relevant to the claim. The review on appeal will take into account all information submitted on appeal, whether or not it was provided for in the initial claim determination. Appeals decisions will be made by the Plan Administrator or its designee. A decision will be made on the appeal within 60 days, unless additional time is needed. If more time is needed, the Participant will be notified prior to the expiration of the 60 days that up to an additional 60 days is needed and the date by which the Plan expects to render the decision. If the appeal is denied, in whole or in part, the Participant will receive a written response which will include (i) the reason(s) for the denial, (ii) references to the

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

specific plan provisions on which the denial is based, (iii) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the Participant’s claim on appeal, and (iv) a statement of the Participant’s right to bring an action under Section 502(a) of ERISA.

D.Legal Action: If a Participant’s claim is denied on appeal, the Participant has a right to bring an action under Section 502(a) of ERISA. The Participant must pursue all claims and appeals procedures described in the Plan document before he or she seeks any other legal recourse with respect to Plan benefits. In addition, any lawsuit must be filed within one year from the date of the final denial of the Participant’s appeal. Legal process may be served on the Company at 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258 to the attention of the Chief Executive Officer.

E.Plan Administrator Discretion: The Plan Administrator or its designee, if applicable, will have absolute discretion over claims and appeals determinations.

XII.ENTIRE STATEMENT OF TERMS

This Plan supersedes all prior plans, agreements and understandings between the Company and any Participant relating to awards of deferred compensation, and, together with the applicable election form, constitutes the entire agreement between them with respect to the terms that are included herein.

IN WITNESS WHEREOF, the Company has adopted this Plan as of the 9th day of July, 2024.

Journey Medical Corporation

By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

EXHIBIT A

JOURNEY MEDICAL CORPORATION

DEFERRED COMPENSATION PLAN

ANNUAL DEFERRAL ELECTION

DIRECTOR PARTICIPANTS

Eligibility/Election to Defer

I understand that under the Journey Medical Corporation Deferred Compensation Plan (the “Plan”) I am eligible to defer:

•	A portion of cash retainers yet to be paid to me for the 2024 calendar year;
•	A portion of unvested restricted stock units (RSUs) previously granted to me;
•	All or a portion of the cash retainer fees payable to me for the 2025 calendar year; and
•	All or a portion of the RSUs that are granted to me during the 2025 calendar year.

I understand that to the extent I choose not to make any of the deferrals described above, then (i) any cash retainer fees that I receive will be taxable income to me when such fees are paid, and (ii) as any RSUs granted to me vest and the underlying common stock is issued to me, I will have taxable income in an amount equal to the fair market value of the Company’s common stock on the date of issuance.

Deferral Election – Cash Retainer Fees (Please check the applicable box)

☐ I do not wish to defer payment of any of my cash retainer fees. (Please skip to the section titled “Deferral Election – RSUs” below)

☐ I wish to make the deferral election below with respect to my cash retainer fees for the 2024 calendar year. The portion of 2024 compensation eligible for deferral is limited to compensation paid for services performed after the election is made, determined pro rata based on the number of days remaining in the applicable year. Please designate a percentage or dollar amount below:

______% of cash retainer fees (must be a multiple of 5%)

$______ of cash retainer fees (must be a multiple of $1,000)

☐ I wish to make the deferral election below with respect to my cash retainer fees for the 2025 calendar year. Please designate a percentage or dollar amount below:

______% of cash retainer fees (must be a multiple of 5%)

$______ of cash retainer fees (must be a multiple of $1,000)

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

Deferral Election – RSUs (Please check the applicable box)

☐ I do not wish to defer payment of any portion my RSUs

☐ I wish to make the deferral election below with respect to my existing, unvested RSUs. The portion of existing unvested RSUs eligible for deferral is limited to compensation paid for services performed after the election is made, determined pro rata based on the number of days remaining in the applicable vesting period. Please designate a percentage or dollar amount below:

______% of eligible RSUs (must be a multiple of 5%)

$______ worth of RSUs as determined based on fair market value on the award date (must be multiple of $1,000 with any fractional RSUs resulting from such election to be rounded up to the next whole unit).

☐ I wish to make the following deferral election with respect to the RSUs granted to me during the 2025 calendar year.

______% of eligible RSUs (must be a multiple of 5%)

$______ worth of RSUs as determined based on fair market value on the award date (must be multiple of $1,000 with any fractional RSUs resulting from such election to be rounded up to the next whole unit).

Election of Distribution Date

Ordinarily, amounts deferred under the Plan are paid on the tenth business day of January of the year following the year in which the Participant had a “separation from service” from the Company (or earlier following the Participant’s death or a Change in Control). You may, however, select a different fixed date in the future to be your distribution date. Please note that if you select an alternate date, applicable tax rules will limit your ability to change the date later.

☐ I do not wish to select an alternate Distribution Date.

☐ I elect for my Distribution Date to be ___________ (please enter a specific date in the future).

[Signature Page Immediately Follows]

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

Additional Conditions Governing My Deferral Elections

I understand that:

A.	For 2025, elections must be filed with the Company on or before December 31, 2024, but to defer any unpaid amounts for 2024, an election must be filed within 30 days of the adoption of the Plan.

B.

The foregoing elections will remain in effect for future calendar years unless and until I make timely new elections. Any modification or revocation of a signed written statement must be in writing, made one year prior to receiving benefits hereunder, and shall be effective for calendar years following the year in which the modification or revocation is made.

C.

All deferrals will be credited to my account under the Plan as deferred stock units and will be paid to me in a lump sum, on the tenth business day of January of the calendar year following the calendar year in which my service as a director of the Company ends for any reason (except for my death, as described below), in shares of the Company’s common stock equal to the number of deferred stock units credited to my account (with any fractional deferred stock unit paid in cash based on the fair market value of one share of common stock on the payment date).

D.

In the event of my death, all deferrals will be credited to my account under the Plan as deferred stock units and will be paid to my designated beneficiaries, or if none, to the qualified executor or administrator of my estate, within 30 days after my death, shares of the Company’s common stock equal to the number of deferred stock units credited to my account (with any fractional deferred stock unit paid in cash based on the fair market value of one share of common stock on the payment date).

E.

In the event of a Change in Control, payment will be accelerated and made within five business days after the date of the Change in Control, in an amount equal to the result of multiplying the deferred stock units credited to my account by the fair market value of one share of common stock on the date of the Change in Control.

I understand and agree that my elections are subject to the provisions of the Plan. I also understand that my elections (if any) for 2024 are immediately irrevocable, while my elections for the 2025 calendar year may be changed by submitting a new election is made on or prior to December 31, 2024 (at which point such elections will become irrevocable for the 2025 calendar year).

Date	Signature

Name of Director

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

EXHIBIT B

JOURNEY MEDICAL CORPORATION

DEFERRED COMPENSATION PLAN

ANNUAL DEFERRAL ELECTION

EXECUTIVE PARTICIPANTS

Eligibility/Election to Defer

I understand that under the Journey Medical Corporation Deferred Compensation Plan (the “Plan”) I am eligible to defer:

●	A portion of the annual bonus payable to me for the 2024 calendar year;
●	A portion of any unvested restricted stock units (RSUs) previously granted to me;
●	All or a portion of the annual bonus payable to me for the 2025 calendar year; and
●	All or a portion of the RSUs that are granted to me during the 2025 calendar year.

I understand that to the extent I choose not to make any of the deferrals described above, then (i) any annual bonus that I receive will be taxable income to me when such bonus is paid, and (ii) as any RSUs granted to me vest and the underlying common stock is issued to me, I will have taxable income in an amount equal to the fair market value of the Company’s common stock on the date of issuance.

Deferral Election – Annual Bonus (Please check the applicable box)

☐ I do not wish to defer payment of any of my annual bonus. (Please skip to the section titled “Deferral Election – RSUs” below)

☐ I wish to make the deferral election below with respect to my annual bonus for the 2024 calendar year. The portion of 2024 compensation eligible for deferral is limited to compensation paid for services performed after the election is made, determined pro rata based on the number of days remaining in the applicable year. Please designate a percentage or dollar amount below:

______% of the annual bonus (must be a multiple of 5%)

$______ of the annual bonus (must be a multiple of $1,000)

☐ I wish to make the deferral election below with respect to my annual bonus for the 2025 calendar year. Please designate a percentage or dollar amount below:

______% of the annual bonus (must be a multiple of 5%)

$______ of the annual bonus (must be a multiple of $1,000)

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

Deferral Election – RSUs (Please check the applicable box)

☐ I do not wish to defer payment of any portion my RSUs

☐ I wish to make the deferral election below with respect to my existing, unvested RSUs. The portion of existing unvested RSUs eligible for deferral is limited to compensation paid for services performed after the election is made, determined pro rata based on the number of days remaining in the applicable vesting period. Please designate a percentage or dollar amount below:

______% of eligible RSUs (must be a multiple of 5%)

$______ worth of RSUs as determined based on fair market value on the award date (must be multiple of $1,000 with any fractional RSUs resulting from such election to be rounded up to the next whole unit).

☐ I wish to make the following deferral election with respect to the RSUs granted to me during the 2025 calendar year.

______% of eligible RSUs (must be a multiple of 5%)

$______ worth of RSUs as determined based on fair market value on the award date (must be multiple of $1,000 with any fractional RSUs resulting from such election to be rounded up to the next whole unit).

Election of Distribution Date

Ordinarily, amounts deferred under the Plan are paid on the tenth business day of January of the year following the year in which the Participant had a “separation from service” from the Company (or earlier following the Participant’s death or a Change in Control). You may, however, select a different fixed date in the future to be your distribution date. Please note that if you select an alternate date, applicable tax rules will limit your ability to change the date later.

☐ I do not wish to select an alternate Distribution Date.

☐ I elect for my Distribution Date to be ___________ (please enter a specific date in the future).

[Signature Page Immediately Follows]

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

Additional Conditions Governing My Deferral Elections

I understand that:

A.	For 2025, elections must be filed with the Company on or before December 31, 2024, but to defer any unpaid amounts for 2024, an election must be filed within 30 days of the adoption of the Plan.

B.	The foregoing elections will remain in effect for future calendar years unless and until I make timely new elections. Any modification or revocation of a signed written statement must be in writing, made one year prior to receiving benefits hereunder, and shall be effective for calendar years following the year in which the modification or revocation is made.

C.	All deferrals will be credited to my account under the Plan as deferred stock units and will be paid to me in a lump sum, on the tenth business day of January of the calendar year following the calendar year in which my employment ends for any reason (except for my death, as described below), in shares of the Company’s common stock equal to the number of deferred stock units credited to my account (with any fractional deferred stock unit paid in cash based on the fair market value of one share of common stock on the payment date).

D.	In the event of my death, all deferrals will be credited to my account under the Plan as deferred stock units and will be paid to my designated beneficiaries, or if none, to the qualified executor or administrator of my estate, within 30 days after my death, shares of the Company’s common stock equal to the number of deferred stock units credited to my account (with any fractional deferred stock unit paid in cash based on the fair market value of one share of common stock on the payment date).

E.	In the event of a Change in Control, payment will be accelerated and made within five business days after the date of the Change in Control, in an amount equal to the result of multiplying the deferred stock units credited to my account by the fair market value of one share of common stock on the date of the Change in Control.

I understand and agree that my elections are subject to the provisions of the Plan. I also understand that my elections (if any) for 2024 are immediately irrevocable, while my elections for the 2025 calendar year may be changed by submitting a new election is made on or prior to December 31, 2024 (at which point such elections will become irrevocable for the 2025 calendar year).

Date	Signature

Name of Executive

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)

EXHIBIT C

JOURNEY MEDICAL CORPORATION

DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION FORM

I am a Participant in the Journey Medical Corporation Deferred Compensation Plan (the “Plan”).  By completing this form, I hereby designate the person or persons named below to receive the value of my deferred compensation account under the Plan in the event of my death.  This designation supersedes all other previous designations.

	Full Name	Relationship
Primary Beneficiary(ies)			%
%
Contingent Beneficiary(ies)			%
%

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that (1) if I have more than one primary beneficiary, my account balance will be divided as I specify above; (2) if a beneficiary predeceases me, his/her share of the assets will be reallocated proportionately to any surviving primary beneficiaries; (3) contingent beneficiaries will receive benefits only if there is no surviving primary beneficiary; and (4) if a contingent beneficiary predeceases me, his/her share of the assets will be reallocated proportionately to surviving contingent beneficiaries.

I understand that I may change this beneficiary designation by filing a new written designation with the Company. I also understand that if I have named my spouse as a beneficiary, such designation will be automatically revoked if our marriage is subsequently dissolved.

Date:

Signature:

Print Name:

Important Note:  This is the Beneficiary Designation for the Journey Medical Corporation Deferred Compensation Plan.  It does not apply to any other plans or benefits.

DERM - Director Deferred Compensation Plan Exhibit for Filing (March 2025)